EXHIBIT 4.2

                            CERTIFICATE OF AMENDMENT
                                      OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            CORNELL CORRECTIONS, INC.

      Cornell Corrections, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

      1. The amendment to the Corporation's Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been consented to and authorized by the holders of at least a majority of the outstanding capital stock entitled to vote thereon at a duly called meeting of the stockholders of the Corporation held on May 25, 2000.

      2.    Article  First  of  the  Corporation's   Restated  Certificate  of
Incorporation is amended to read as follows:

            "The name of the Corporation is Cornell Companies, Inc. (the "Corporation")."

      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed this 25th day of May, 2000.

                                                /S/ JOHN L. HENDRIX
                                        ----------------------------------------
                                        John L. Hendrix, Chief Financial Officer


Acknowledged by:


         /s/ KEVIN B. KELLY
----------------------------------------
      Kevin B. Kelly, Secretary